Exhibit 23.2

SEALE AND BEERS, CPAs
PCAOB & CPAB REGISTERED AUDITORS
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www.sealebeers.com


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
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We consent to the use, in the statement on Form 10-K of MMAX Media, Inc.
(formerly Nevada Processing Solutions, Inc.), of our report dated
November 6, 2009 on our audit of the financial statements of Nevada Processing Solutions Inc. as of September 30, 2009, and the related statements of operations, stockholders' equity and cash flows for the year then ended, and the reference to us under the caption "Experts."


/s/ Seale and Beers, CPAs
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    Seale and Beers, CPAs
    Las Vegas, Nevada
    January 28, 2011


          Seale and Beers, CPAs PCAOB & CPAB Registered Auditors
              50 S. Jones Blvd Suite 202 Las Vegas, NV 89107
                 Phone: (888)727-8251 Fax: (888)782-2351


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